UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Soliciting Material under § 240.14a-12
Markel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Markel Corporation
4521 Highwoods Parkway
Glen Allen, VA 23060
ADDITIONAL INFORMATION REGARDING THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MAY 10, 2021
The following Notice relates to the Proxy Statement of Markel Corporation (the Company), dated March 23, 2021, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2021 Annual Meeting of Shareholders to be held on Monday, May 10, 2021. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was issued on April 19, 2021. A copy of the press release is also available at www.markel.com/proxymaterials.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

MARKEL CORPORATION
NOTICE OF ADDITIONAL INFORMATION
FOR 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, MAY 10, 2021
Markel Announces Additional Information for In-Person 2021 Annual Meeting of Shareholders
Richmond, VA, April 19, 2021 -
Markel Corporation (NYSE: MKL) announced today that it still plans to hold its 2021 Annual Meeting of Shareholders (the Annual Meeting) in-person at Virginia Credit Union LIVE! at Richmond Raceway, 900 E. Laburnum Avenue, Richmond, Virginia on Monday, May 10, 2021, starting at 2:00 p.m. ET. After concluding the regular business session of the Annual Meeting, company leadership will provide a financial and strategic business update and host a question and answer session with investors in attendance.
With the health and safety of all attendees as a top priority, the event will be hosted in compliance with state and local COVID-19 guidelines. Shareholders and other parties interested in attending the Annual Meeting are encouraged to register in advance, and to review the event and venue information made available, at http://shareholders-meeting.markel.com. Meeting attendees will be asked to review and sign a COVID-19 health waiver to enter the venue.
Shareholders as of the close of business on March 2, 2021, the record date, are entitled to vote in-person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, shareholders are encouraged to vote and submit their proxies in advance of the Annual Meeting by using one of the methods detailed in the Notice of Internet Availability of Proxy Materials or Proxy Card previously distributed to them for the Annual Meeting.
About Markel Corporation
Markel Corporation is a diverse financial holding company serving a variety of niche markets. The Company’s principal business markets and underwrites specialty insurance products. In each of the Company’s businesses, it seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. Visit Markel Corporation on the web at www.markel.com.
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2021
The Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other related proxy materials are available at www.markel.com/proxymaterials.